UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 E 84th Ave., Suite A-10
Thornton, Colorado		94103
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 19, 2023, Chris Berry, Senior Vice President and Chief Accounting Officer of Sonder Holdings Inc. (the “Company” or “Sonder”), notified Sonder of his intent to transition out of the Company and from his role as Senior Vice President and Chief Accounting Officer. His last day with Sonder is expected to be August 18, 2023. Mr. Berry is leaving the Company in order to pursue a new professional opportunity. Mr. Berry’s departure from Sonder is not the result of any financial or accounting issue or any disagreement with the Company on any matter relating to its operations, policies, or practices.

Dominique Bourgault, the Company’s Chief Financial Officer, will assume the additional role of principal accounting officer upon Mr. Berry’s departure, which is not expected to result in any change to Mr. Bourgault’s existing compensatory arrangements. Mr. Bourgault’s biography and other information required by Item 5.02(c) of Form 8-K are included in the Company’s Form 10-K/A, filed with the U.S. Securities and Exchange Commission on March 22, 2023, and such information is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: July 24, 2023	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer